UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

Bio-Matrix Scientific Group, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	0-32201	33-0824714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 304

La Mesa California, 91942

 (Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 398-3517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 26, 2012  Bio Matrix Scientific Group, inc. Inc. (the “Company”) executed an Equity Purchase Agreement (the "Purchase Agreement") and Registration Rights Agreement (the "Rights Agreement") with Southridge Partners II, LP, a Delaware limited partnership ("Southridge").

Under the terms of the Purchase Agreement, Southridge will purchase, at the Company's election, up to $20,000,000 of the Company's registered common stock (the "Shares"). During the term of the Purchase Agreement, the Company may at any time deliver a "put notice" to Southridge thereby requiring Southridge to purchase a certain dollar amount of the Shares. Simultaneous with the delivery of such Shares, Southridge shall deliver payment for the Shares. Subject to certain restrictions, the purchase price for the Shares shall be equal to 91% of the average of the two lowest Closing Prices during the Valuation Period as such capitalized terms are defined in the Agreement.

The number of Shares sold to Southridge shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all of the Company's common stock then outstanding. Additionally, Southridge may not execute any short sales of the Company's common stock.

The Agreement shall terminate (i) on the date on which Southridge shall have purchased Shares pursuant to this Agreement for an aggregate Purchase Price of $20,000,000, or (ii) on the date occurring 24 months from the date on which the Agreement was executed and delivered by the Company and Southridge.

Under the terms of the Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission with respect to the Shares within 90 days of the date on which the Purchase Agreement was executed and delivered by the Company and Southridge.

 The Company is obligated to keep such registration statement effective until (i) three months after the last closing of a sale of Shares under the Purchase Agreement, (ii) the date when Southridge may sell all the Shares under Rule 144 without volume limitations, or (iii) the date Southridge no longer owns any of the Shares.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement and Rights Agreement, copies of which appear as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated by reference to this Item 1.01.

The Company has also agreed to pay the following to Capital Path Securities LLC for acting as the Company’s exclusive advisor and placement agent in connection with the Agreement and Rights Agreement:

1.

The sum of $3,000 per month for two consecutive months

2.

A cash placement fee of 5% of funds received by the Company through the sale of Shares to Southridge as such funds are received by the Company

3.

5,000,000 shares of the Company’s common stock (“Placement Shares”) to be paid to CPS at such time that the company files the registration statement required under the Rights Agreement. The company has agreed to register the Placement Shares under the Securities Act of 1933 at the same time and pursuant to the same registration statement as the Shares to be issued pursuant to the Agreement.

On May 4, 2012 the Company entered into an employment agreement with J. Christopher Mizer whereby Mr. Mizer agreed to assume the position of President of the Company’s wholly owned subsidiary, Regen BioPharma, Inc. (“Mizer Employment Agreement”). Mr.  Mizer is the founder of Vivaris, Ltd, a private investment partnership which focuses primarily on the medical device, life science, and biotech industries.

As consideration for rendering services pursuant to the Mizer Employment Agreement, Mr. Mizer shall receive:

(a)

Monthly salary of $10,000 payable in cash or common shares of the Company, at the Company’s option

(b)

12,000,000 common shares of the Company (“Signing Shares”)

Signing Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Mr. Mizer (“ Transfer Restriction”) except as follows:

1.

Upon the expiration of one month from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to 1,000,000 of the Signing Shares.

2.

Upon the expiration of two months from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

3.

Upon the expiration of three months from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

4.

Upon the expiration of four months from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

5.

Upon the expiration of five months from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

6.

Upon the expiration of six month from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

Transfer Restrictions shall no longer apply to 6,000,000 of the Signing Shares (“Milestone Shares”) upon the achievement of the following events (“Milestones”) during the course of the Mr. Mizer’s employment with the Company

1.

Upon the addition to the Scientific Advisory Board of the Company or any subsidiary of the Company  of five Researchers approved by the CEO of the Company to act as members of Scientific Advisory Board of the Company or any subsidiary of the Company, prior to December 31, 2012, Transfer Restrictions shall no longer apply to 1,000,000 Milestone Shares

2.

Upon the identification of five separate intellectual properties (“IPs”), prior to May 4, 2013, which are, in the sole discretion of the CEO of the Company, deemed to be suitable IPs for the Company or any subsidiary of the Company to consider licensing for commercial use Transfer Restrictions shall no longer apply to 1,000,000 Milestone Shares.

3.

Upon execution, prior to May 4, 2013, of binding agreements whereby the Company or any of its subsidiaries have secured commercial licensing rights to all of the IPs listed above prior to May 4, 2013 Transfer Restrictions shall no longer apply to 1,000,000 Milestone Shares.

4.

Upon retention by the Company or any of its subsidiaries , prior to May 4, 2013,  of both of appropriate researchers and an appropriate Contract Research Organization  , the purpose of such retention being the commencement of clinical trials and  the preparation of an Investigational New Drug Application pursuant to applicable law, Transfer Restrictions shall no longer apply to 1,000,000 Milestone Shares.

5.

Upon commencement, prior to December 31, 2013, of a “Phase I” clinical trial by the Company or any subsidiary of the Company, to be performed in connection with an Investigational New Drug Application submitted by the Company and in accordance with applicable law, Transfer Restrictions shall no longer apply to 2,000,000 Milestone Shares.

In the event that Mr. Mizer is no longer employed by the Company or any subsidiary of the Company, any Signing Shares (including Milestone Shares) still subject to Transfer Restrictions shall be forfeited by the Mr. Mizer, and ownership of those Signing Shares shall be transferred back to the Company.

In the event that any Milestone listed above is not achieved by the date so indicated, those Milestone Shares for which Transfer Restrictions would no longer apply upon achievement of the applicable Milestone shall be forfeited by Mr.  Mizer and ownership of the Milestone Shares shall be transferred back to the Company.

The term of the Mizer Employment Agreement is from May 4, 2012 to May 3, 2015 and may be extended by mutual agreement between Mr. Mizer and the Company.

The foregoing description is  qualified in their entirety by reference to the Mizer Employment Agreement,  a copy of which appear as Exhibits 10.3 to this Form 8-K and is  incorporated by reference to this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Ex.10.1	EQUITY PURCHASE AGREEMENT
Ex.10.2	Registration Rights Agreement
Ex.10.3	Mizer Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

By: /s/ David Koos

David Koos

Chief Executive Officer

Dated: May 7, 2012